Exhibit 99.1

Nine Energy Service Announces the Redemption of its 2023 Senior Notes, Completion of its

Public Offering of Units and Extension of its ABL Facility

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) announced today the redemption of all of its outstanding 8.750% Senior Notes due 2023 ( the “2023 Senior Notes”), which was partially funded with the net proceeds from its underwritten public offering of 300,000 units, each comprised of $1,000 principal amount of 13.000% Senior Secured Notes due 2028 (the “2028 Senior Secured Notes”) and five shares of Nine’s common stock.

In conjunction with the units offering, Nine amended and extended its existing asset-based revolving credit facility (the “ABL Facility”). Pursuant to such amendment, among other things, the maturity date of the ABL Facility has been extended from October 25, 2023 to January 29, 2027.

“We are extremely pleased to complete this refinancing and to fully redeem all of the outstanding 2023 Senior Notes,” said Ann Fox, President and CEO, Nine Energy Service. “With a new capital structure in place, Nine now has more optionality to unlock equity value and intends to continue to de-lever. Due to the asset-light nature of our business, we expect to generate free cash flow moving forward, which will be used to repay borrowings under the ABL Facility and reduce term debt.”

“I am extremely proud of the Nine employees and their ability to navigate through one of the worst downturns in history without compromising the quality of the Company, now enabling us to capitalize on the recovery and successfully complete this refinancing. The entire team at Nine takes the stewardship of this capital very seriously and we will continue to prudently invest in the business and focus on generating returns.”

2028 Senior Secured Notes

Nine’s offering of 300,000 units consisted of $300 million aggregate principal amount of 2028 Senior Secured Notes and 1.5 million shares of its common stock. The public offering price per unit was $950, generating net proceeds of $279,750,000, after underwriting discounts and commissions. Among other things, the 2028 Senior Secured Notes include a provision which requires the Company at the end of each 6 months, beginning on November 14, 2023, to make an offer to purchase at 100% to all holders in an amount equal to 75% of excess cash flow for the prior two quarters.

Kirkland & Ellis LLP served as legal counsel to Nine on the units offering and ABL Facility amendment and extension, and Simpson Thacher & Bartlett LLP advised the underwriters of the offering. J.P. Morgan, Wells Fargo Securities and Raymond James acted as joint book-running managers for the offering. ATB Capital Markets, EF Hutton, division of Benchmark Investments, LLC, and PJT Partners acted as co-managers for the offering.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations, and which has been and may again be affected by the COVID-19 pandemic and related economic repercussions; general economic conditions and inflation, particularly, cost inflation with labor or materials; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations, which may including refinancing or restructuring its indebtedness by seeking additional sources of capital, selling assets, or a combination thereof; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com